EXHIBIT 99

FOR IMMEDIATE RELEASE
Wednesday, MAY 19, 2004

HURCO REPORTS SECOND QUARTER 2004 RESULTS
INDIANAPOLIS, INDIANA, -- May 19, 2004--Hurco Companies, Inc. (Nasdaq:HURC) today announced that for its second fiscal quarter, which ended April 30, 2004, it recorded net income of $1,737,000, or $.29 per share, compared to $139,000, or $.02 per share, for the corresponding quarter of 2003. For the first six months of fiscal 2004, Hurco recorded net income of $2,406,000, or $.41 per share, compared to a net loss of $443,000, or $.08 per share, for the corresponding 2003 period.
         The Company attributed the dramatic improvement in its operating results to a substantial increase in its sales of computerized machine tools, due primarily to strong demand for its new machine tool models introduced over the past 18 months. The improved results also reflected the favorable effects of stronger European currencies in relation to the U.S. dollar.
         Sales and service fees for the second quarter of fiscal 2004 were $24,255,000, an increase of 39% from the $17,453,000 recorded in the corresponding quarter of 2003. Approximately 70% of Hurco's sales during the 2004 period were made outside the United States and were denominated in local currencies (primarily the Euro and Pound Sterling) and translated to U.S. dollars for financial reporting purposes. Approximately $1,800,000 of the increase in sales and service fees was attributable to the favorable effects of translating foreign sales to U.S. dollars at higher exchange rates than those prevailing during the prior year period.
         New order bookings for the second quarter of fiscal 2004 were $22,345,000, an increase of 9% from the $20,550,000 recorded in the second quarter of 2003. When measured at constant exchange rates, orders for the second fiscal quarter reflected only a slight increase over the prior year period. Orders recorded in the quarter increased significantly in the United States and Asia, but these increases were substantially offset by reduced orders in Europe. For the six months ended April 30, 2004, new orders increased $11,456,000, or 33% over the 2003 period; $3,475,000 of the increase was attributable to the favorable translation effects of higher foreign currency exchange rates. Backlog was $7,392,000 at April 30, 2004, compared to $9,483,000 at January 31, 2004, and $8,153,000 at October 31, 2003.
         Gross margin for the second quarter of fiscal 2004 was 30.6% compared to 29.4% for the prior year period. The improvement is due to a combination of increased machine sales volume and the favorable effects of stronger European currencies. Selling, general and administrative expenses were $5,127,000 for the 2004 period, an increase of $564,000 over the amount recorded for the corresponding 2003 period, due in large part to the effects of stronger European currencies when operating expenses incurred in foreign currencies are translated to U.S. dollars.
         Total debt was $5,330,000 at April 30, 2004, as compared to $6,463,000 at January 31, 2004, and represented 14% of the Company's total capitalization, which aggregated $38,677,000. As of April 30, 2004, the Company had unutilized credit facilities of $10,919,000 available for direct borrowing or commercial letters of credit.

         Michael Doar, Chief Executive Officer, stated, "We are encouraged by the financial results achieved in the second quarter. Nearly 60% of the machine tool units shipped in the quarter were models introduced in the last 18 months, demonstrating the benefits of our efforts during the past two years to focus on our core product line and invest in new products. We plan to introduce additional new machine tool products at the International Manufacturing Technology Show in September, which will further broaden our product line and available market. While our European markets are slow, machine tool demand in the United States and our Asian markets is recovering from the depressed levels of the past three years. Our strong balance sheet positions us well to take advantage of the opportunities for profitable growth which are available as world markets continue to improve."
         Hurco Companies, Inc. is an industrial technology company that designs and produces interactive computer controls, software and computerized machine tools for the worldwide metal cutting and metal forming industry. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as the aerospace, defense, medical equipment, energy, transportation and computer equipment. The Company is based in Indianapolis, Indiana, and has sales, application engineering and service subsidiaries in High Wycombe, England; Munich, Germany; Paris, France; Milan, Italy; Shanghai, China and Singapore, along with manufacturing operations in Taiwan. Products are sold through independent agents and distributors in the United States, Europe and Asia. The Company also has direct sales forces in the United Kingdom, Germany, France, Italy, and Asia.
Web Site:  www.hurco.com

This news release contains forward looking statements which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, changes in general economic and business conditions that affect demand for computerized machine systems, computer numerical control systems and software products, changes in manufacturing markets, innovations by competitors, quality and delivery performance by our contract manufacturers and governmental actions and initiatives including import and export restrictions and tariffs.

Contact:  Roger J. Wolf
          Sr. Vice President & CFO 317-293-5309

                      Hurco Companies, Inc.
         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (In thousands, except per-share data)

                                                                    Three Months Ended April 30,   Six Months Ended April 30,

                                                                      2004           2003             2004           2003
                                                                     ------         ------           ------         ------
                                                                           (unaudited)                     (unaudited)

Sales and service fees                                                $ 24,255       $ 17,453          $46,973        $33,406

Cost of sales and service                                               16,842         12,325           33,029         24,284
                                                                     ----------      ----------      ----------       ----------
Gross profit                                                             7,413          5,128           13,944          9,122

Selling, general and administrative expenses                             5,127          4,563           10,054          8,991
                                                                     ----------      ----------      ----------       ----------
Operating income                                                         2,286            565            3,890            131

Interest expense                                                           117            150              261            309

Variable Option Expense                                                     67              -              322              -

Other income (expense), net                                                 23            (68)            (147)            48
                                                                     ----------      ----------      ----------       ----------
Income (loss) before taxes                                               2,125            347            3,160           (130)

Provision for income taxes                                                 388            208              754            313
                                                                     ----------      ----------      ----------       ----------
Net income (loss)                                                      $ 1,737          $ 139          $ 2,406         $ (443)
                                                                     ==========      ==========      ==========       ==========
Earnings (loss) per common share

Basic                                                                   $ 0.31         $ 0.02           $ 0.43        $ (0.08)
                                                                     ==========      ==========      ==========       ==========
Diluted                                                                 $ 0.29         $ 0.02           $ 0.41        $ (0.08)
                                                                     ==========      ==========      ==========       ==========

Weighted average common shares outstanding

Basic                                                                    5,695          5,583            5,641          5,583
                                                                     ==========      ==========      ==========       ==========
Diluted                                                                  5,976          5,583            5,838          5,583
                                                                     ==========      ==========      ==========       ==========

OTHER CONSOLIDATED FINANCIAL DATA                                   Three Months Ended April 30,   Six Months Ended April 30,

Operating Data:                                                       2004           2003             2004           2003
                                                                     ------         ------          ------          ------
                                                                          (unaudited)                      (unaudited)
Gross margin                                                             30.6%          29.4%            29.7%          27.3%

SG&A expense as a percentage of sales                                    21.1%          26.1%            21.4%          26.9%

Operating income as a percentage of sales                                 9.4%           3.2%             8.3%           0.4%

Income (loss) before taxes as a percentage of sales                       8.8%           2.0%             6.7%          -0.4%

Depreciation                                                               310            366              641            715

Capital expenditures                                                       519            329              990            497

Balance Sheet Data:                                                4/30/2004       4/30/2003
                                                                  ----------      ----------
Working capital (excluding short term debt)                           $ 23,057      $ 21,108

Days sales outstanding                                                      47            49

Inventory turns                                                            2.6            2.1

Capitalization
Total debt                                                             $ 5,330        $ 8,516
Shareholders' equity                                                    33,347         27,343
                                                                       --------       --------
Total                                                                 $ 38,677        $35,859
                                                                       ========       ========

                         Hurco Companies, Inc.
                  CONDENSED CONSOLIDATED BALANCE SHEET
                 (In thousands, except per-share data)
                                                                          April 30,      October 31,
                                                                             2004            2003
                                                                          (unaudited)      (audited)
ASSETS
Current assets:
Cash and cash equivalents                                                     $ 6,193         $ 5,289
Cash - restricted                                                                   -             622
Accounts receivable                                                            14,725          12,823
Inventories                                                                    24,439          22,247
Other                                                                           2,135           1,409
                                                                              --------        --------
Total current assets                                                           47,492          42,390

Property and equipment:
Land                                                                              761             761
Building                                                                        7,242           7,239
Machinery and equipment                                                        10,605          10,568
Leasehold improvements                                                            601             544
                                                                              --------        --------
                                                                               19,209          19,112
Less accumulated depreciation and amortization                                (10,928)        (10,730)
                                                                              --------        --------
                                                                                8,281           8,382

Software development costs, less amortization                                   2,412           1,922
Investments and other assets                                                    5,476           5,264
                                                                              --------        --------
                                                                             $ 63,661        $ 57,958
                                                                              ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                             $ 15,506         $ 9,461
Accrued expenses                                                                8,929          10,048
Current portion of long-term debt                                                 313             645
                                                                              --------        --------
Total current liabilities                                                      24,748          20,154

Non-current liabilities:
Long-term debt                                                                  5,017           8,577
Deferred credits and other obligations                                            549             486
                                                                              --------        --------
Total liabilities                                                              30,314          29,217

Shareholders' equity:
Preferred stock:  no par value per share; 1,000,000 shares                          -               -
authorized; no shares issued

Common stock:  no par value; $.10 stated value per share;
12,500,000 shares authorized; and 5,826,927 and
5,575,987 shares issued, respectively                                             583             557

Additional paid-in capital                                                     45,960          44,695
Accumulated deficit                                                            (7,305)         (9,711)
Accumulated other comprehensive income                                         (5,891)         (6,800)
                                                                              --------        --------
Total shareholders' equity                                                     33,347          28,741
                                                                              --------        --------
                                                                             $ 63,661        $ 57,958
                                                                              ========        ========
